                                                                     Exhibit 5.2

                              [WOODBURN AND WEDGE]
                                  [LETTERHEAD]

                                                                GREGG P. BARNARD
                                           E-MAIL: gbarnard@woodburnandwedge.com
                                                     DIRECT DIAL: (775) 688-3025



                                   May 25, 2005


Sierra Pacific Resources
6100 Neil Road
P.O. Box 30150
Reno, Nevada 89520


     RE:  SIERRA PACIFIC RESOURCES

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Sierra Pacific Resources, a Nevada corporation (the "Company"), in connection with the filing of the Company's Registration Statement on Form S-3, File No. 333-123835, as filed on April 5, 2005 and Amendment No. 1 to Form S-3, File No. 333-123835 (as amended, the "Registration Statement") relating to the registration of up to $275,000,000 aggregate principal amount of Debt Securities as described in the Registration Statement ("Debt Securities"). The Debt Securities will be issued from time to time pursuant to an Indenture dated May 1, 2000 between the Company and the Bank of New York, as Trustee (the "Indenture Trustee"), as supplemented by an Officer's Certificate thereto establishing the terms of the Debt Securities, as supplemented and amended from time to time (the "Indenture").

     We have reviewed the Registration Statement and originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination and review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.
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Sierra Pacific Resources
May 25, 2005
Page 2

     Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

     1. The Company is validly existing as a corporation and in good standing under the laws of the State of Nevada.

     2. The Debt Securities will be validly issued and constitute the legal, valid and binding obligations of the Company when (a) an action, resolution or consent of the Board of Directors of the Company, or a duly authorized committee thereof, authorizes and approves the issuance and the pricing, terms and conditions of the issuance and sale of the Debt Securities (b) the Debt Securities are duly executed and delivered by a duly authorized officer or representative of the Company and (c) issued and delivered in accordance with
(x) the provisions of the Indenture, including due authentication thereof by the Trustee and the execution and delivery by the Company and the Trustee of all requisite documentation pursuant to the Indenture, and (y) the Registration Statement.

     Our opinion expressed in paragraph 3 is subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

     We express no opinion as to any provision contained in or otherwise made a part of the securities described herein (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition.

     The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after
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Sierra Pacific Resources
May 25, 2005
Page 3


that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue-sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

     We hereby consent:

     1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

     2. To the statements with reference to our firm made in the Registration Statement of the Company on Form S-3, File No. 333-123835; and

     3. To the filing of this opinion as an exhibit to the Registration
Statement.

     This opinion is rendered only to you and is solely for your benefit in connection with the transaction covered hereby; provided, that the law firm of Choate, Hall & Stewart LLP may rely on this opinion in connection with the opinion to be rendered by them in connection with the Registration Statement.

                                               Sincerely yours,

                                               WOODBURN and WEDGE


                                               By: /s/ Gregg P. Barnard
                                                  -----------------------------
                                                        Gregg P. Barnard